CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SITI-Sites.com, Inc.
New York, New York

We hereby consent to the incorporation by reference and inclusion in the Prospectus constituting a part of this Registration Statement listed on the accompanying index of our report dated June 11, 1999, relating to the consolidated financial statements of SITI-Sites.com, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1999.

/s/ BDO Seidman, LLP
BDO Seidman

New York, NY
June 21, 2000


Index of Registration Statements

Form               Date

S-8                March 15, 1999
S-8                August 4, 1998
S-8                March 31, 1997
S-8                March 31, 1997
S-8                December 1, 1993
S-3                February 19, 1993
S-3                November 3, 1992
S-3                October 15, 1992
S-3                August 31, 1992
S-3                July 9, 1992
S-3                May 28, 1992
S-3                May 28, 1992
S-8                January 23, 1992